Exhibit 10.31

EXECUTION COPY

AMENDMENT NO. 1 TO CREDIT AGREEMENT

          THIS AMENDMENT NO. 1 TO CREDIT AGREEMENT, dated as of July 30, 2003 (this “Amendment”), to the Credit Agreement (as defined below) is made by Ambac Financial Group, Inc., a Delaware corporation (“Ambac Financial”), Ambac Assurance Corporation, a Wisconsin stock insurance corporation (“Ambac Assurance”; and, together with Ambac Financial, the “Borrowers”) and the banks, financial institutions and other institutional lenders parties thereto (the “Lenders”).

W I T N E S S E T H:

          WHEREAS, the Borrowers, the Lenders, The Bank of New York, as syndication agent and The Bank of Nova Scotia, as administrative agent (the “Administrative Agent”), are all parties to the Credit Agreement, dated as of August 1, 2002 (as amended or otherwise modified prior to the date hereof, the “Credit Agreement”); and

          WHEREAS, the Lenders hereby agree that, on the terms and subject to the conditions hereinafter set forth, on the Amendment Effective Date, the Credit Agreement shall be amended as set forth below.

          NOW, THEREFORE, the parties hereto hereby covenant and agree as follows:

ARTICLE I

DEFINITIONS

          Terms for which meanings are provided in the Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used in this Amendment with such meanings.

ARTICLE II

AMENDMENTS TO CREDIT AGREEMENT

          Effective on (and subject to the occurrence of) the Amendment Effective Date, the provisions of the Credit Agreement referred to below are hereby amended in accordance with this Article II.

          SECTION 2.1. Amendment to Section 1.01.  The following definitions are hereby inserted in the appropriate alphabetical order:

          “Additional Lender” has the meaning specified in Section 2.16(c).

          “Assigned Portion” has the meaning specified in Section 2.16(c).

           SECTION 2.2. Amendment to Section 2.16.  Section 2.16 of the Credit Agreement is hereby amended by adding the following new clause (c) and restating the existing clause (c) thereof in its entirety to read as clause (d) below:

          “(c)     If the Commitments of Extending Lenders together with the aggregate additional Commitments of Increasing Extending Lenders, if any, and the aggregate amount of commitments to lend under this Agreement received by the Administrative Agent in writing from one or more Eligible Transferees (each such Eligible Transferee being an “Additional Lender”) on or prior to the date occurring 20 days after the Administrative Agent’s receipt of such Extension Request exceed the aggregate Commitments of the Lenders immediately prior to the Commitment Termination Date then in effect, the Administrative Agent may, in connection with the extension of the Commitment Termination Date pursuant to this Section 2.16, allocate to the Extending Lenders and such Additional Lenders a Commitment under this Agreement in an amount determined by the Administrative Agent and the Borrowers; provided that (i) the Commitment of any Additional Lender shall not be less than $15,000,000; (ii) any Extending Lender that, immediately prior to such allocation, had a Commitment in excess of it’s Commitment immediately after such allocation (A) shall assign such excess portion of its rights and obligations under its Note and this Agreement (such excess portion being an “Assigned Portion”) to such Additional Lender or Additional Lenders (as directed by the Administrative Agent) so as to give effect to the Commitments as allocated, (B) shall have received payment of all amounts owing under its Note and this Agreement on the effective date of such assignment(s) relating to such Assigned Portion, (C) such assignment(s) shall otherwise have occurred in compliance with Section 8.07 and (D) the effective date of such assignment(s) shall be the date specified by the Borrowers and agreed to by the relevant Additional Lender, as the case may be, which date shall be on the applicable Commitment Termination Date; and (iii) no Extending Lender’s Commitment immediately after such allocation shall be greater than such Extending Lender’s Commitment immediately prior to such allocation without the consent of such Extending Lender.

          (d)     If (and only if) the sum of (i) the Commitments of the Extending Lenders and the Replacement Lenders plus (ii) the additional Commitments of the Increasing Extending Lenders and the Additional Lenders shall be greater than 50% of the aggregate amount of the Commitments in effect on the then scheduled Commitment Termination Date, then, effective as of the then scheduled Commitment Termination Date, the “Commitment Termination Date” shall be extended to the date occurring 364 days after the Commitment Termination Date then in effect (except that, if such date is not a Business Day, such Commitment Termination Date as so extended shall be the next preceding Business Day).  Upon any extension of the Commitment Termination Date pursuant to this

Section 2.16, each Replacement Lender or Additional Lender, as the case may be, shall thereupon become a “Lender” for all purposes of this Agreement.”

          SECTION 2.3. Amendment to Section 5.03.  Section 5.03(b) of the Credit Agreement is hereby amended by replacing the reference to “$1,750,000,000” therein with “$2,000,000,000”.

          SECTION 2.4. Amendment to Section 8.08.  Section 8.08 of the Credit Agreement is hereby amended by adding the following new paragraph to the end thereof:

          “Notwithstanding anything contained in this Agreement to the contrary, and notwithstanding any other express or implied agreement or understanding to the contrary, each of the parties hereto (and each employee, representative or other agent of any such party) may disclose to any and all persons without limitation of any kind, the “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of this Agreement and the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to any such party relating to such tax treatment and tax structure; provided, that with respect to any document or similar item that in either case contains information concerning such tax treatment or tax structure of this Agreement and the transactions contemplated hereby as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to such tax treatment or tax structure of this Agreement and the transactions contemplated hereby.”

ARTICLE III

CONDITIONS TO EFFECTIVENESS

          This Amendment and the amendments contained herein shall become effective on the date (the “Amendment Effective Date”) when each of the conditions set forth in this Article III shall have been fulfilled to the satisfaction of the Administrative Agent.

          SECTION 3.1.  Counterparts.  The Administrative Agent shall have received counterparts hereof executed on behalf of the Borrowers and the Required Lenders.

          SECTION 3.2.  Costs and Expenses, etc.  The Administrative Agent shall have received evidence of payment of all fees, costs and expenses (including the reasonable fees and out-of-pocket expenses of Mayer, Brown, Rowe & Maw LLP) due and payable pursuant to Section 11.3 of the Credit Agreement, if then invoiced.

ARTICLE IV

MISCELLANEOUS

          SECTION 4.1.  Cross-References.  References in this Amendment to any Article or Section are, unless otherwise specified, to such Article or Section of this Amendment.

          SECTION 4.2.  Loan Document Pursuant to Credit Agreement.  This Amendment is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with all of the terms and provisions of the Credit Agreement, as amended hereby, including Article VIII thereof.

          SECTION 4.3.  Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

          SECTION 4.4.  Counterparts.  This Amendment may be executed by the parties hereto in several counterparts, each of which when executed and delivered shall be an original and all of which shall constitute together but one and the same agreement.  Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

          SECTION 4.5.  Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

          SECTION 4.6.  Full Force and Effect; Limited Amendment.  Except as expressly amended hereby, all of the representations, warranties, terms, covenants, conditions and other provisions of the Credit Agreement and the Loan Documents shall remain unchanged and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms.  The amendments set forth herein shall be limited precisely as provided for herein to the provisions expressly amended herein and shall not be deemed to be an amendment to, waiver of, consent to or modification of any other term or provision of the Credit Agreement or any other Loan Document or of any transaction or further or future action on the part of either Borrower which would require the consent of the Lenders under the Credit Agreement or any of the Loan Documents.

          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.

AMBAC FINANCIAL GROUP, INC.

By	/s/ ROBERT W. STARR

Name:	Robert W. Starr
Title:	MANAGING DIRECTOR AND TREASURER

AMBAC ASSURANCE CORPORATION

By	/s/ ROBERT W. STARR

Name:	Robert W. Starr
Title:	MANAGING DIRECTOR AND TREASURER

THE BANK OF NOVA SCOTIA

By	/s/ JOHN W. CAMPBELL

Name:	John W. Campbell
Title:	Managing Director